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As filed with the Securities and Exchange Commission on January 29, 2021.

Registration No. 333-240504

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-10/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAS GOLD AND SILVER CORPORATION
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number, if applicable)	N/A (I.R.S. Employer Identification No., if applicable)

145 King Street West, Suite 2870
Toronto, Ontario, Canada M5H 1J8
(416) 848-9503
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3133
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Michael Hickey Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000, Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400	James Guttman Richard Raymer Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario M5J 2S1 Canada, (416) 367-7376

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

         It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	January 29, 2021

AMERICAS GOLD AND SILVER CORPORATION

C$75,000,000

Common Shares
Subscription Receipts
Warrants
Debt Securities
Units

Americas Gold and Silver Corporation ("Americas Gold and Silver", "we", "us", "our" or the "Company") may from time to time offer and issue the following securities: (i) common shares (the "Common Shares"); (ii) subscription receipts (the "Subscription Receipts"); (iii) warrants (the "Warrants"); (iv) senior or subordinated secured or unsecured debt securities (collectively, "Debt Securities"); and (v) securities comprised of more than one of the Common Shares, Subscription Receipts, Warrants and/or Debt Securities offered together as a unit (the "Units"). The Common Shares, Subscription Receipts, Warrants, Debt Securities and Units (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more shelf prospectus supplements (each, a "Prospectus Supplement") to be incorporated by reference in this short form base shelf prospectus (the "Prospectus") for the purpose of such offering. Certain current or future holders of Common Shares ("Selling Securityholders") may also offer and sell Common Shares pursuant to this Prospectus.

All shelf information not included in this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. The aggregate initial offering price of Securities that may be sold pursuant to this Prospectus during the 25-month period that this Prospectus, including any amendments hereto, remains valid, including by way of transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 — Shelf Distributions ("NI 44-102"), is limited to C$75,000,000 (or the equivalent thereof in any other currency used to denominate Securities based on the applicable exchange rate at the time of issuance of such Securities).

We are permitted, as a Canadian issuer, under the multi-jurisdictional disclosure system adopted by the United States, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States.

The consolidated financial statements of the Company incorporated by reference herein are reported in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some or all of our officers and directors may be residents of Canada, that some or all of the experts named in this Prospectus or in any Prospectus Supplement may be residents of Canada and that a substantial portion of the Company's assets and all or a substantial portion of the assets of such persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

You should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such tax consequences for investors who are residents in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.

(continued on next page)

(continued from cover)

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (A) in the case of Common Shares, (i) the person offering the shares (the Company and/or the Selling Securityholder(s)); (ii) the number of Common Shares offered; (iii) the offering price (in the event that the offering is a fixed price distribution); (iv) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (v) any other material specific terms; (B) in the case of Subscription Receipts, (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities; (v) the number of underlying Securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities; (vii) whether the Subscription Receipts and underlying Securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities will be issued in fully registered or "book-entry only" form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities; and (xi) any other material specific terms; (C) in the case of Warrants, (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (ix) whether the Warrants will be issued in fully registered or "book-entry only" form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms; (D) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms; and (E) in the case of Units, (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or "book-entry only" form; (iv) any risk factors associated with the Units; (v) whether the Units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the "TSX") under the symbol "USA" and on the NYSE American LLC (the "NYSE American") under the symbol "USAS". On January 28, 2021, the last reported sale price of the Common Shares on the TSX was C$3.39 per Common Share and on the NYSE American was US$2.65 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these Securities may be sold and purchasers may not be able to resell any Subscription Receipts, Warrants or Units purchased under this Prospectus and the applicable Prospectus Supplements. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors" as well as the "Risk Factors" section of the applicable Prospectus Supplement.

The Securities may be sold to or through underwriters or dealers purchasing as principals, by the Company and/or, in the case of Common Shares, the Selling Securityholders or to one or more purchasers, directly pursuant to applicable statutory exemptions or through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See "Plan of Distribution". Each Prospectus Supplement will identify the person offering Securities (the Company and/or, in the case of Common Shares, the Selling Securityholders) and each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the method of distribution and the terms of the offering of such Securities including the net proceeds to the Company or, in the case of Common Shares, to the Company and/or the Selling Securityholders, as the case may be, and, to the extent applicable, any fees, discounts or other compensation payable to the underwriters, dealers or agents. Unless otherwise specified in a Prospectus Supplement, the offerings are subject to approval of certain legal matters by Blake, Cassels & Graydon LLP on behalf of the Company.

Subject to any applicable securities legislation, and other than in relation to an offering by way of sales deemed to be an "at-the-market distribution", in connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

Americas Gold and Silver's head office and registered office is located at 145 King Street West, Toronto, Ontario, M5H 1J8, Canada.

Alan Edwards and Manuel Rivera, two of the Company's directors, reside outside of Canada and each has appointed Americas Gold and Silver Corporation, 145 King Street West, Toronto, Ontario, M5H 1J8, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process. See "Service of Process and Enforceability of Civil Liabilities".

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Except as noted, all dollar amounts are expressed in U.S. Dollars. All references to "US$" or "$" are to U.S. Dollars and all references to "C$" are to Canadian Dollars. The exchange rate reported by the Bank of Canada for January 28, 2021 was C$1.00 = US$0.7806 or US$1.00 = C$1.2810.

CAUTION REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS

        Certain statements made in this Prospectus, including the documents incorporated by reference herein, contain forward-looking information within the meaning of applicable Canadian and United States securities laws ("forward-looking statements"). These forward-looking statements are presented for the purpose of assisting the Company's securityholders and prospective investors in understanding management's views regarding those future outcomes and may not be appropriate for other purposes. When used in this Prospectus and the documents incorporated by reference herein, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "seek", "propose", "estimate", "expect", and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Specific forward-looking statements in this Prospectus and the documents incorporated by reference herein, include, but are not limited to: any objectives, expectations, intentions, plans, results, levels of activity, goals or achievements; estimates of mineral reserves and mineral resources; the realization of mineral resource and mineral reserve estimates; the impairment of mining interests and non-producing properties; the anticipated cash flow and production results of the Company for the period set out under the heading "Use of Proceeds — Management 12-month Cash Flow Forecast"; the timing and amount of estimated future production, production guidance and net revenue expectations, anticipated cash flows, expected recoverability of stacked gold ounces, costs of production, capital expenditures, costs and timing of development; the success of exploration and development activities; permitting timelines; government regulation of mining operations; environmental risks; labour relations, employee recruitment and retention and pension funding; the timing and possible outcomes of pending disputes or litigation; negotiations or regulatory investigations; exchange rate fluctuations; cyclical or seasonal aspects of our business; capital expenditures; the Company's ability to ramp up to and reach full production at, and to operate, Relief Canyon (as defined herein) on expected timelines and any impact of the COVID-19 pandemic affecting the achievement of those milestones; issues relating to the COVID-19 pandemic and its resurgence affecting the Company's Cosalá Operations (as defined herein); any further exercise of the Over-Allotment Option (as defined herein); the potential for the resolution and removal of the illegal blockade at the Company's Cosalá Operations and the restart and resumption of mining activities thereat; statements relating to the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company; the liquidity of the Common Shares; and other events or conditions that may occur in the future.

        Inherent in the forward-looking statements are known and unknown risks, uncertainties and other factors beyond the Company's ability to control or predict, which may cause the actual results, performance or achievements of the Company, or developments in the Company's business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Some of the risks and other factors (some of which are beyond the Company's control) which could cause results to differ materially from those expressed in the forward-looking statements and information contained in this Prospectus, including the documents incorporated by reference herein, include, but are not limited to: risks associated with market fluctuations in commodity prices; risks related to changing global economic conditions (including the market reaction to the COVID-19 pandemic), which may affect the Company's results of operations and financial condition; actual and potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity of the disease and the duration of the COVID-19 pandemic and issues relating to its resurgence, including potential material adverse effects on our business, operations and financial performance; actions that have been and may be taken by governmental authorities to contain COVID-19 or to treat its impact on our business; the actual and potential negative impacts of COVID-19 on the global economy and financial markets; the Company is dependent on the success of Relief Canyon, as well as its Cosalá Operations and the Galena Complex (as defined herein), which are exposed to operational risks; risks related to mineral reserves and mineral resources, development and production and the Company's ability to sustain or increase present production; risks related to global financial and economic conditions; risks related to government regulation and environmental compliance; risks related to mining property claims and titles, and surface rights and access; risks related to labour relations, disputes and/or disruptions, employee recruitment and retention and pension funding; some of the Company's material properties are located in Mexico and are subject to changes in political and economic conditions and regulations in that country; risks related to the Company's relationship with the communities where it operates; risks related to actions by certain non-governmental organizations; substantially all of the Company's assets are located outside of Canada, which could impact the enforcement of civil liabilities obtained in Canadian and U.S. courts;

risks related to currency fluctuations that may adversely affect the financial condition of the Company; the Company may need additional capital in the future and may be unable to obtain it or to obtain it on favourable terms; risks associated with the Company's outstanding debt and its ability to make scheduled payments of interest and principal thereon; the Company may engage in hedging activities; risks associated with the Company's business objectives; risks related to mining and exploration activities and future mining operations; operational risks and hazards inherent in the mining industry; risks related to competition in the mining industry; risks relating to negative operating cash flows; and risks related to the possibility that the Company's working capital requirements may be higher than anticipated and/or its revenue may be lower than anticipated over relevant periods; and risks related to there currently being no trading market for any Subscription Receipts, Warrants or Units that may be offered pursuant to this Prospectus and any Prospectus Supplement.

        This is not an exhaustive list of the risks and other factors that may affect any of the Company's forward-looking statements. Some of these risks and other factors are discussed in more detail in the section entitled "Forward-Looking Statements" in the "Management's Discussion and Analysis" contained in our Annual MD&A (as defined herein). Investors and others should carefully consider these risks and other factors and not place undue reliance on the forward-looking statements. Further information regarding these risks and other risk factors is included in the Company's public filings with provincial securities regulatory authorities which can be found on the System for Electronic Document Analysis and Retrieval ("SEDAR") website at www.sedar.com and with the SEC which can be found on the Electronic Data-Gathering, Analysis and Retrieval ("EDGAR") website at www.sec.gov/edgar.shtml.

        The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein represent the Company's views only as of the date such statements were made. Forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based on management's plans, estimates, projections, beliefs and opinions as at the time such statements were made and the assumptions related to these plans, estimates, projections, beliefs and opinions may change. Such assumptions, which may prove to be incorrect, include: our budget, including expected costs and cash flows, and the assumptions regarding market conditions and other factors upon which we have based our expenditure expectations; our ability to raise additional capital to proceed with our exploration, development and operations plans, our recapitalization plan for the Galena Complex (the "Recapitalization Plan"); the timing of ramp-up to and achievement of full production at Relief Canyon; the Company's production estimates at Relief Canyon; financial markets will not in the long term be adversely impacted by the COVID-19 pandemic; our operations and key suppliers are essential services or business, and our employees, contractors and subcontractors will be available to continue exploration, development and operation activities; our ability to obtain all necessary regulatory approvals, permits and licenses for our planned activities under governmental and other applicable regulatory regimes; our expectations regarding the demand for, and supply and price of, precious metals; our expectations regarding tax rates, currency exchange rates, and interest rates; our mineral reserve and mineral resource estimates, and the assumptions upon which they are based; our ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals; our operations are not significantly disrupted as a result of political instability, nationalization, terrorism, sabotage, pandemics, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development, exploration or operational risks. Although the Company believes that the assumptions and expectations reflected in those forward-looking statements were reasonable at the time such statements were made, there can be no assurance that such assumptions and expectations will prove to be correct. The Company cannot guarantee future results, levels of activity, performance or achievements and actual results or developments may differ materially from those contemplated by the forward-looking statements. The Company does not undertake to update any forward-looking statements, except to the extent required by applicable securities laws.

        In addition, forward-looking financial information with respect to potential outlook and future financial results contained in this Prospectus is based on assumptions about future events, including economic conditions and proposed courses of action, based on management's reasonable assessment of the relevant information available as at the date of such forward-looking financial information. Readers are cautioned that any such forward-looking financial information should not be used for purposes other than for which it is disclosed.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

        This Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of the securities laws in effect in Canada which differ from the requirements of United States securities laws. All mining terms used herein but not otherwise defined have the meanings set forth in National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

        These standards differ significantly from the requirements of the SEC that are applicable to domestic United States reporting companies. Any mineral reserves and mineral resources reported by the Company in accordance with NI 43-101 may not qualify as such under SEC standards. Accordingly, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of the Company's mineral deposits may not be comparable to similar information made public by United States companies subject to the SEC's reporting and disclosure requirements.

        See Appendix A to the Annual Information Form (as defined herein), which is incorporated by reference herein, for a description of certain of the mining terms used in this Prospectus and the documents incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC.

        The following documents of the Company, filed with securities commissions or similar authorities in Canada, and filed with, or furnished to, the SEC, are specifically incorporated by reference in and form an integral part of this Prospectus:

(a)
the Company's annual information form dated March 9, 2020 for the year ended December 31, 2019 (the "Annual Information Form");

(b)
the audited consolidated financial statements of the Company as at and for the years ended December 31, 2019 and 2018 and the reports of the auditor thereon;

(c)
management's discussion and analysis of the Company for the year ended December 31, 2019 (the "Annual MD&A");

(d)
the condensed interim consolidated financial statements of the Company for the three and nine months ended September 30, 2020 and 2019;

(e)
management's discussion and analysis of the Company for the three and nine months ended September 30, 2020 (the "Interim MD&A");

(f)
the management information circular of the Company dated April 3, 2020 with respect to the annual meeting of shareholders of the Company held on May 14, 2020;

(g)
the material change report of the Company dated May 7, 2020 in respect of the Company's C$25 million bought deal offering of Common Shares (the "May 2020 Offering");

(h)
the material change report of the Company dated August 21, 2020 in respect of the Company's C$35 million bought deal offering of Common Shares (the "August 2020 Offering"); and

(i)
the material change report of the Company dated January 19, 2021 in respect of the Company's C$30 million bought deal offering of Common Shares (the "January 2021 Offering").

        All documents of the Company of the type described in Section 11.1(1) of Form 44-101F1 — Short Form Prospectus to National Instrument 44-101 — Short Form Prospectus Distributions ("NI 44-101"), if filed by the Company with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus and during the currency of this Prospectus, shall be deemed to be incorporated by reference in this

Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, if and to the extent expressly provided therein.

        Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at its head office at 145 King Street West, Suite 2870, Toronto, Ontario, M5H 1J8, Canada, telephone (416) 848-9503, and are also available electronically in Canada through the SEDAR website at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Company through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

        Any template version of any "marketing materials" (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

        A Prospectus Supplement containing the specific terms in respect of any Securities and the offering thereof will be delivered, together with this Prospectus, to purchasers of such Securities (except in cases where an exemption from such delivery requirements has been obtained) and will be deemed to be incorporated in this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement, but only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

        Any statement contained herein, including any document (or part of a document) incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other currently or subsequently filed document (or part of a document) that is later dated and also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon a new interim financial report and related management's discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management's discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management's discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management's discussion and analysis of the Company and the previous interim financial report and related management's discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed prior to the beginning of the Company's financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of shareholders of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

DESCRIPTION OF THE BUSINESS

General

        Americas Gold and Silver is a publicly-listed precious metals mining company engaged in the evaluation, acquisition, exploration, development and operation of precious and polymetallic mineral properties in North America, primarily those with the potential for near-term production or exhibiting potential for hosting a major mineralized deposit. Americas Gold and Silver's mission is to profitably expand its precious metals production through the development of its own projects and consolidation of complimentary projects.

        The Company owns the Relief Canyon project ("Relief Canyon") in Nevada, U.S.A. Relief Canyon encompasses an open pit mine and heap leach processing facility. The Company completed construction of Relief Canyon in late January 2020, with first gold production occurring on February 17, 2020, less than nine months since the start of construction in mid-May 2019 following closing of the Company's acquisition of Pershing Gold. The Company achieved commercial production at Relief Canyon as of January 11, 2021. See "— Relief Canyon Update" for further information regarding Relief Canyon.

        The Company also currently owns and operates the Cosalá Operations in Sinaloa, Mexico (the "Cosalá Operations"), which includes the Nuestra Señora silver-zinc-copper-lead mine, the San Rafael silver-zinc-lead mine and the EC120 silver-copper project and manages the 60%-owned Galena Complex in Idaho, U.S.A. (the "Galena Complex"). In the third quarter of 2020, the Company exercised its option to acquire a 100% interest in the San Felipe development project ("San Felipe") in Sonora, Mexico, and the acquisition of the 100% interest in San Felipe was completed on October 8, 2020.

        Americas Gold and Silver was incorporated as Scorpio Mining Corporation ("Scorpio Mining") pursuant to articles of incorporation dated May 12, 1998 under the Canada Business Corporations Act. On December 23, 2014, a merger of equals transaction between Scorpio Mining and U.S. Silver & Gold Inc. ("U.S. Silver") was completed to combine their respective businesses by way of a plan of arrangement of U.S. Silver pursuant to section 182 of the Business Corporations Act (Ontario). Following the merger of equals, the combined company changed its name to Americas Silver Corporation ("Americas Silver") by way of articles of amendment dated May 19, 2015. On April 3, 2019, Americas Silver completed its acquisition of Pershing Gold Corporation ("Pershing Gold") pursuant to a plan of merger under Nevada law (the "Pershing Gold Transaction"). Following the completion of the Pershing Gold Transaction, the Company changed its name to Americas Gold and Silver Corporation pursuant to articles of amendment dated effective September 3, 2019.

        Americas Gold and Silver's head office and registered office is located at 145 King Street West, Toronto, Ontario, M5H 1J8, Canada and our general corporate phone number is (416) 848-9503.

        Consistent with past practice and in the normal course, the Company may have outstanding non-binding letters of intent and/or conditional agreements or may otherwise be engaged in discussions with respect to possible acquisitions and/or investments which may or may not be material. However, there can be no assurance that any of these letters, agreements and/or discussions will result in an acquisition or investment and, if they do, what the final terms or timing of any acquisition or investment would be. The Company expects to continue to actively pursue acquisition and investment opportunities during the period that this Prospectus remains valid.

Relief Canyon Update

        On January 11, 2021, the Company announced that Relief Canyon had achieved commercial production with full ramp-up from the operation targeted by mid-May 2021.

        The Company believes that with the achievement of commercial production in January 2021 and with the full ramp-up of operations by mid-May 2021, it will be able to realize sales which will generate net revenues based on a price per ounce consistent with recent spot prices. The Company expects cash flows from ongoing operations at Relief Canyon to sustain the Company's consolidated operations, including the funding of any ongoing working capital requirements and debt service obligations, as required. Consistent with past practice, the Company expects to release its 2021 production outlook in mid-February 2021. While the Company has not yet reached a final determination with respect to its expected gold production for fiscal 2021, the Company expects that, in light of the delay in Relief Canyon achieving commercial production in early January 2021 and the continuing ramp-up to full production expected in mid-May 2021, fiscal 2021 production at Relief Canyon will be lower than the expected average annual production for the mine going forward. Forecasts of future production are estimates based on interpretation and assumptions. See "Risk Factors — The Company's production estimates may not be achieved as mining and exploration activities and future mining operations are, and will be, subject to operational risks and hazards inherent in the mining industry" in this Prospectus and "Risk Factors — Mineral Reserves and Resources, Development and Production" in the Annual Information Form.

        Using the Relief Canyon Technical Report (as defined herein), the Company conducted economic and cash flow analysis for Relief Canyon using US$1,290/oz gold and US$16.75/oz silver in three scenarios: pre-tax, after-tax with a loss carry-forward and after-tax without the loss carry-forward. The pre-tax cash flow is estimated at approximately US$203.6 million. However, Pershing Gold had approximately US$73.2 million in net operating losses that can be utilized to reduce the mine's taxable income, which will lower the amount of income taxes paid over the life of the mine, subject to change in ownership tax limitations. The after-tax cash flow factoring change in ownership tax limitations is estimated at US$168.3 million. The after-tax (with available loss carry-forwards) NPV at a 5.0 percent discount rate is US$126.5 million and the IRR is 79.6 percent. If the US$73.2 million in net operating losses were not carried forward with the project, the after-tax cash flow is estimated at US$167.0 million, an after-tax NPV at a 5.0 percent discount rate is US$125.5 million and the IRR is 79.0 percent.

Galena Complex Update

        The Galena Complex is benefiting from the Recapitalization Plan that commenced in October 2019 as evidenced from the year-over-year production increase in the fourth quarter of 2020. Production in the fourth quarter of 2020 increased to approximately 295,000 ounces of silver and 5.8 million pounds of lead compared with 160,000 ounces of silver and 2.6 million pounds of lead in the fourth quarter of 2019. The Company anticipates that it can increase production of silver in 2022 based on the continued success of drilling on the 360 Complex. This anticipated increase will require replacement of the Galena hoist as well as continued development on the 3700 and 4300 levels. The Company estimates the required capital for this project to be approximately US$20 million.

        The most recent drilling from the 4300 Level targeting the upper zones of the 360 Complex adds to the recent drill success. The Company expects that development on the 5500 Level to establish a new drill station east of the #3 shaft will be completed by mid-February 2021. This drill station is expected to provide a better angle to target the Triple Point (intersection of the Silver, 175 and 185 Veins) as well as the down dip extension of the 360 Complex. The Company is targeting further mineral resource additions at the Galena Complex for the remainder of Phase 1 drilling through June 2021.

Continuing Operations and Actual and Anticipated Impact of COVID-19

        The effect of the COVID-19 pandemic on the Company's operations has been varied. At Relief Canyon, the COVID-19 pandemic and associated restrictions previously limited the Company's ability to promptly troubleshoot ramp-up issues and were a factor in delaying the achievement of commercial production. COVID-19 was detected among certain key personnel at Relief Canyon in December 2020, following which the Company implemented measures to isolate those diagnosed with COVID-19 and to prevent further spread and infection, and these measures appear to have been successful, with no further cases being detected. The Company's top priority is to maintain the health and safety of its employees and contractors, their families and the community, and is following COVID-19 safety measures and guidance from public health authorities regarding response and containment measures.

        In addition, the Company temporarily halted mining and processing operations at the Cosalá Operations as a result of an illegal blockade of the Cosalá Operations. On March 31, 2020, the Government of Mexico declared a national health emergency with extraordinary measures due to the COVID-19 pandemic, and instituted a national COVID-19 related decree for the temporary suspension of all non-essential businesses in the country, including all mining activities, until April 30, 2020 (later extended to May 31, 2020). The Company's efforts at resolving the illegal blockade were prolonged by the temporary closure of Mexican government offices as Mexico continues to be significantly impacted by COVID-19.

        As a result of the rapidly changing and ongoing uncertainty caused by the COVID-19 pandemic, the Company withdrew its full year 2020 guidance on May 4, 2020. The Company will continue to target safe and effective execution of its operation and production plans. The Company does not expect that these factors will materially impact its growth plans and previously provided outlook for 2021 and beyond, as applicable. The Company continues to assess the potential impacts of the COVID-19 pandemic on operations.

May 2020 Offering

        The following chart includes a reconciliation of the manner in which the net proceeds from the May 2020 Offering were used by the Company through December 31, 2020 compared to the disclosure in the Company's prospectus supplement dated May 7, 2020 (the "May 2020 Prospectus Supplement") to the base shelf prospectus of the Company dated June 28, 2019.

Disclosure in the May 2020 Prospectus Supplement	Use of Proceeds (as at December 31, 2020)

The net proceeds from the Offering are expected to be used by the Company for working capital and general corporate purposes and primarily for the exploration, development and/or improvement of the Company's existing mine properties, including those relating to bringing Relief Canyon into commercial production and the operation of the Cosalá Operations.
The net proceeds of the May 2020 Offering have been used as follows:

•

approximately C$19.7 million have been used to advance development at Relief Canyon, including contractor and operating costs, leach pad construction, payroll and benefits, reagent and other operating supplies, equipment lease payments and land payments;

•

approximately C$3.3 million have been used for care and maintenance at the Cosalá Operations, including payroll and concession payments; and

•

approximately C$4.4 million have been used for working capital and other general corporate purposes.

August 2020 Offering

        The following chart includes a reconciliation of the manner in which the net proceeds from the August 2020 Offering were used by the Company through December 31, 2020 compared to the disclosure in the Company's short form prospectus dated August 31, 2020 (the "August 2020 Prospectus").

Disclosure in the August 2020 Prospectus		Use of Proceeds (as at December 31, 2020)

The Company intends to use the net proceeds of the Offering to bring the Relief Canyon mine into commercial production, to resume mining activities and operations at the Cosalá Operations and for working capital and general corporate purposes, as set out in further detail below:		The net proceeds of the August 2020 Offering have been used as follows: • approximately C$19.1 million for development costs to achieve commercial production at Relief Canyon;
Use of Proceeds	Amount (C$ million)	• approximately C$3.6 million on care and maintenance costs at the Cosalá Operations;
Relief Canyon development costs to achieve commercial production	5.9	• approximately C$3.5 million on repayment of debt obligation and debt servicing costs;
Resumption of mining activities and operations at the Cosalá Operations	9.0	• approximately C$1.0 million on general corporate and administrative expenses; and
Payment of suppliers	3.3	• approximately C$6.1 million on other
Mine inspection and rehabilitation	1.2	working capital items.
Working capital	4.5
General corporate and administrative expenses	1.3
Additional working capital purposes	17.1

TOTAL	33.3

        The primary differences between the anticipated use of proceeds disclosed in the August 2020 Prospectus and the actual application of proceeds of the August 2020 Offering are as follows:

  •
  following the resumption of the illegal blockade at the Cosalá Operations, the Company did not make planned expenditures for the resumption of mining activities and operations at the Cosalá Operations and has instead spent C$3.6 million on care and maintenance expenses. The difference of C$5.4 million of the net proceeds of the August 2020 Offering initially allocated for resumption of mining activities and operations at the Cosalá Operations were re-allocated to development costs to achieve commercial production at Relief Canyon, as set out in greater detail below;

  •
  approximately C$10.7 million of the net proceeds of the August 2020 Offering initially allocated for working capital purposes were re-allocated for development costs to achieve commercial production at Relief Canyon, as set out in greater detail below; and

  •
  the C$3.5 million of debt repayment that was previously included in additional working capital has been shown separately in the chart showing actual use of the proceeds of the August 2020 Offering.

        The net proceeds of the August 2020 Offering that were re-allocated to development costs to achieve commercial production at Relief Canyon were predominantly utilized in connection with payments to the mining contractor, reagents, diesel, equipment lessors, drilling and explosives, consultants, employee-related expenses, and other operating costs. The achievement of commercial production is a capital intensive process, and Relief Canyon experienced start-up challenges typical of a heap leach operation as well as a structural failure to its large radial stacker which resulted in reduced stacking rates from the use of a temporary stacker until the large radial stacker returned to operations in early December 2020. In response to certain of these challenges the Company and its consultants undertook an analysis of the operation's performance and implemented a number of procedural changes to address these challenges, including improved ore control, increased training, standardization of operating practices and reagent optimization. In addition, such challenges were further exacerbated by the impact of COVID-19 limiting accessibility of consultants and senior staff to site. These challenges ultimately resulted in additional time and development-related costs to bring Relief Canyon into commercial production.

January 2021 Offering

        The January 2021 Offering closed on January 29, 2021. The underwriters of the January 2021 Offering were granted an option (the "Over-Allotment Option"), exercisable at their sole discretion in whole or in part at any time until 11:59 p.m. (Toronto time) on that date that is 30 days after the closing of the January 2021 Offering, to purchase up to an additional 1,359,525 Common Shares at the price of C$3.31 per Common Share for the purposes of market stabilization and covering the Underwriters' over-allocation position, if any. The Over-Allotment Option was exercised in part by the Underwriters with respect to 1,189,628 Common Shares for additional net proceeds to the Company of approximately C$3.6 million, with closing of such exercise occurring on January 29, 2021. The net proceeds to the Company of the January 2021 Offering, including the net proceeds of the partial exercise of the Over-Allotment Option, were approximately C$32.3 million, before deducing expenses of the January 2021 Offering, estimated to be about C$400,000. The following chart sets out the anticipated use of proceeds of the January 2021 Offering as of the date hereof:

Use of Proceeds(1)	Amount
	(C$ million)
Working capital purposes at Relief Canyon to proceed towards full production	7.9
Development and exploration at the Galena Complex	4.0
Care and maintenance at the Cosalá Operations(2)	2.2
General corporate and administrative expenses	1.6
Repayment of outstanding debt obligations	9.3	(3)
Working capital purposes	6.9

TOTAL	31.9

Notes:

(1)
Includes partial exercise of the Over-Allotment Option. The net proceeds to be used for working capital purposes will be increased to the extent of any further exercise of the Over-Allotment.

(2)
The Company continues to work with all legitimate stakeholders and remains hopeful that a resolution to the illegal blockade at the Cosalá Operations can be achieved and operations can re-commence. However, the Company does not believe there are conditions currently present to invest the required capital to re-start the Cosalá Operations and intends to keep the Cosalá Operations on care and maintenance until such conditions are present.

(3)
Includes repayment of the remaining US$4.4 million (C$5.6 million) outstanding under the precious metals delivery and purchase agreement dated January 16, 2020 between the Company and Macquarie Bank Ltd., as amended, and of the remaining US$2.9 million (C$3.7 million) under the pre-payment facility dated January 29, 2017 between the Company and Metagris S.A. de C.V., a subsidiary of Glencore PLC, as amended.

Management 12-month Cash Flow Forecast

        The Company's current available financial resources (including the net proceeds of the January 2021 Offering (assuming no further exercise of the Over-Allotment Option)) and the anticipated cash flow from Relief Canyon are expected to provide sufficient financial resources to fund the Company's planned operations and cash requirements for at least 12 months following the date of this Prospectus and to generate consolidated positive net cash flows during such 12-month period, as shown in greater detail in the chart below.

        Based on the management-prepared cash flow forecast scenario outlined below, the Company anticipates that Relief Canyon will generate free cash flow for the Company of approximately US$28 million to US$43 million (approximately C$36 million to C$56 million) over the 12-month period following the date of this Prospectus, net of gold ounces to be repaid pursuant to the Delivery and Purchase Agreement (as defined below). The Company also anticipates consolidated net cash flows of approximately C$18.6 million in the 12 months following the date of this Prospectus, including to carry out its planned exploration and development programs at its properties, repayment of existing obligations, and to fund working capital and operating, general and administrative expenses of the Company.

Net Cash Flows	Amount
(Over the 12-Month Period from the date of this Prospectus)	(C$ million)
Cash inflows
Net proceeds of the January 2021 Offering	31.9	(1)
Projected net cash flow from Relief Canyon	44.8

Total cash inflows	76.7
Cash outflows
Proceeds of the January 2021 Offering to advance Relief Canyon to full production	(7.9)
Galena Complex capital, development, exploration	(7.9)
Care and maintenance of Cosalá Operations	(9.5	)(2)
Existing debt obligations and interest	(10.3)
General corporate and administrative expenses	(5.5)
Working capital purposes	(17.0)

Total cash outflows	(58.1)

TOTAL NET CASH FLOW	18.6

Notes:

(1)
Including partial exercise of the Over-Allotment Option and estimated expenses of the January 2021 Offering of approximately C$400,000.

(2)
Assumes an exchange rate of US$1.00 = 20 Mexican pesos.

        The Company's current cash flow forecast for the 12 months following the date of this Prospectus, which has been prepared by management of the Company, assumes, among other things, that: (i) production at Relief Canyon occurs at expected levels, with an average mining rate of approximately 2.1 million tonnes per month and an average of 0.4 million tonnes stacked per month, an average grade of 0.65 g/t Au and a 68% cumulative recovery rate for Au; (ii) using a conservative range within the Company's current budget for the project of the expected quantity of gold ounces to be sold from Relief Canyon; (iii) metal prices realized on sales of US$1,850/oz Au and US$25/oz Ag; (iv) on a consolidated basis the Company will generate revenues between at least US$145 million and US$155 million over the 12 months from the date of this Prospectus; (v) operating expenses at Relief Canyon fall within the Company's budgeted range of US$72 million to US$82 million (C$91.7 million to C$104.5 million); (vi) continued production at current levels at the Galena Complex will support the project's operating costs; (vii) the Cosalá Operations will remain on care and maintenance, with associated expenses of approximately US$7.3 million (C$9.5 million) over the 12 months following the date of this Prospectus; (viii) an exchange rate of US$1.00 = C$1.30; (ix) that it qualifies for forgiveness of the US$4.5 million loan it received from the U.S. government under the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"); and (x) monthly repayments of 492 oz Au to Sandstorm Gold Ltd. ("Sandstorm") pursuant to the Company's existing precious metals delivery and purchase agreement with Sandstorm (the "Delivery and Purchase Agreement") in each of the 12 months following the date of this Prospectus.

        As at December 31, 2020, the Company had cash resources of approximately C$6.1 million (C$38.0 million after giving effect to January 2021 Offering and partial exercise of the Over-Allotment Option as if has been completed on December 31, 2020) and other non-contingent resources of approximately C$6.6 million in accounts receivable and approximately C$10.1 million in inventories. The Company has not finalized its annual financial statements for the year ended December 31, 2020; however, the Company currently estimates that, as at December 31, 2020, it had sold approximately 5,063 ounces of gold and 14,316 ounces of silver from Relief Canyon and it had, after excluding a non-cash settled derivative liability and the forgivable loan under the Payroll Protection Program, a working capital deficit of approximately C$17.0, including an estimated cash balance of approximately C$6.1 million.

        In addition to its available cash resources (including the net proceeds of the January 2021 Offering and partial exercise of Over-Allotment Option) and the anticipated revenue from Relief Canyon, the Company estimates that, as at December 31, 2020, approximately 30,000 ounces of gold have been stacked on the leach pad at Relief Canyon as it heads into full ramp-up of operations. Under IFRS, the gold ounces stacked on the leach pad are grouped with other development costs and classified as long-term assets under the non-producing classification of property, plant and equipment. With the achievement of commercial production Relief Canyon in early January 2021, it is expected that these development costs will be reclassified into various short and long-term balance sheet classifications including inventory, a short-term asset. The Company has already incurred a substantial amount of the costs in respect of these stacked gold ounces, with only certain minor additional costs relating to the recovery, extraction and processing of the gold from the leach pad, as well as sales costs, remaining to be incurred. The Company expects that between approximately 10,000 and 12,500 of the ounces currently stacked on the leach pad will initially be recovered and sold in the next 12 months and that additional ounces will be recovered and available for sale in later periods. Based on current metal prices, the Company expects that, if these initially recovered gold ounces are sold during the 12-month period from the date of this Prospectus, this would generate net proceeds to the Company of approximately US$18.5 million to US$23.1 million (approximately C$24.1 million to C$30.1 million), which are not included in management's cash flow forecast discussed above. If necessary to address short term liquidity or cash needs, the Company believes that, in addition to other sources of financing similar to those that the Company has previously arranged, it could monetize these ounces currently stacked on the leach pad within two to three weeks. The Company also expects that, through further processing and recovery efforts, additional ounces from the gold currently stacked on the leach pad will be recovered.

        The Company anticipates that the Galena Complex will support the project's operating costs. However, in the event that any of grade, tonnage or metal prices are lower than the Company's current estimates, additional working capital may be required at the Galena Complex. The Company has recently announced potential further development and exploration work at the Galena Complex, including, completing the necessary engineering requirements, purchasing and installing a replacement hoist at the Galena Complex, and advancing further discretionary development, and exploration required to significantly increase the production at that operation. The Company estimates the required total capital for this project to be approximately US$20 million (on a 100% basis for the joint venture), but the Company and its joint venture partner have not yet made a decision to proceed with the full potential work required. The Company's currently expected cash requirements for the 12-month period from the date of this Prospectus set out above include approximately US$1.0 million (being the Company's contribution to the US$6.0 million cost) for the purchase, engineering, and installation of the hoist replacement, but such expenditure remains subject to the approval of its joint venture partner and excludes the discretionary funds for further development and exploration which also remain subject to approval by the Company and its joint venture partner.

        The Company also believes that it will qualify for the forgiveness of a loan of US$4.5 million it received from the U.S. government under the CARES Act and intends to apply for such forgiveness before the end of March, 2021. The Company may apply for further assistance under this program as it becomes available.

        Daren Dell, P.Eng., a "qualified person" within the meaning of NI 43-101, has reviewed the disclosure relating to the Company's cash flow forecast prepared by management and other technical information set out herein under the heading "Description of the Business". See "Interest of Experts".

        The management-prepared 12-month cash flow forecast has been prepared as of the date hereof using assumptions that reflect management's intended courses of action for the Company and current expectations for the period covered, given management's judgment as to the most probable set of conditions. The forecast has been prepared after giving effect to the January 2021 Offering (including partial exercise of the Over-Allotment Option).

        The assumptions used in the preparation of management's 12-month cash flow forecast, although considered reasonable by management at the time of preparation, may prove to be incorrect and may not materialize as forecast. Subsequent to the date of the preparation of the forecast, events and circumstances may occur that were unanticipated or that otherwise impact actual results. Accordingly, there is a significant risk that actual results achieved for the forecast period will vary from the forecast results and that such variations may be material. There is no representation that actual results achieved during the forecast period will be the same in whole or in part as those forecast. Important factors that could cause actual results to vary materially from the forecast include those disclosed under "Risk Factors". See also "Caution Regarding Forward-Looking Information and Statements".

DESCRIPTION OF SHARE CAPITAL

        The Company's authorized share capital consists of an unlimited number of Common Shares and 8,000,000 Preferred Shares. As of the date of this Prospectus (before giving effect to the issuance of 10,253,128 Common Shares issued on closing of the January 2021 Offering and the concurrent closing of the partial exercise of the Over-Allotment (as defined below)), 118,095,427 Common Shares and no Preferred Shares are issued and are outstanding.

DESCRIPTION OF COMMON SHARES

        Each Common Share entitles the holder to: (i) one vote at all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote); (ii) receive, subject to the holders of another class of shares, any dividend declared by Americas Gold and Silver; and (iii) receive, subject to the rights of the holders of another class of shares, the remaining property of Americas Gold and Silver on the liquidation, dissolution or winding up of Americas Gold and Silver, whether voluntary or involuntary. Any Prospectus Supplement for Common Shares will set forth the terms and other information with respect to the Common Shares being offered thereby, including: (i) the person offering the shares (the Company and/or the Selling Securityholder(s)); (ii) the number of Common Shares offered; (iii) the offering price (in the event that the offering is a fixed price distribution); (iv) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (v) any other material specific terms.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement. The following description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Subscription Receipts.

        The Subscription Receipts will be issued under one or more subscription receipt agreements.

        Any Prospectus Supplement for Subscription Receipts will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, and may include, where applicable: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities; (v) the number of underlying Securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities; (vii) whether the Subscription Receipts and underlying Securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities will be issued in fully registered or "book-entry only" form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities; and (xi) any other material specific terms.

DESCRIPTION OF DEBT SECURITIES

        The Company may issue Debt Securities, separately or together, with Common Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  •
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

  •
  the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  •
  the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

  •
  the covenants applicable to the Debt Securities;

  •
  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  •
  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  •
  whether the Debt Securities will be secured or unsecured;

  •
  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

  •
  whether the Debt Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

  •
  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;

  •
  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  •
  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  •
  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  •
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  •
  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

        If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

        Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

        The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

        To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF WARRANTS

        The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Warrants, will be described in such Prospectus Supplement. The following description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement and, if applicable, collateral arrangements relating to such Warrants.

        The Company may issue Warrants for the purchase of Common Shares of the Company. Warrants will be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable Prospectus Supplement.

        Any Prospectus Supplement for Warrants will contain the terms and other information with respect to the Warrants being offered thereby, and may include, where applicable: (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants and the underlying Common Shares; (ix) whether the Warrants and underlying Common Shares will be issued in fully registered or "book-entry only" form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms.

DESCRIPTION OF UNITS

        The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of the Units offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Units, will be described in such Prospectus Supplement. The following description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement and collateral arrangements relating to such Units.

        The Company may issue Units comprised of more than one of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. Any unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

        Any Prospectus Supplement for Units will contain the terms and other information with respect to the Units being offered thereby, and may include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or "book-entry only" form; (iv) any risk factors associated with the Units; (v) whether the units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms.

 EARNINGS COVERAGE RATIOS

        Earnings coverage ratios will be provided as required in the Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

        Trading prices and volume of the Company's Securities will be provided, as required, in the Prospectus Supplement.

CAPITALIZATION

        Other than in connection with the January 2021 Offering (including the partial exercise of the Over-Allotment Option), there have been no material changes in the Company's share or loan capital on a consolidated basis since September 30, 2020, the date of the most recently filed unaudited consolidated financial statements of the Company.

PRIOR SALES

        Prior sales of the Company's Securities will be provided as required in the Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

        The use of proceeds of the sale of each issuance of Securities will be described in the Prospectus Supplement relating to the specific issuance of Securities. The Company will not receive any proceeds from any sale of Common Shares by Selling Securityholders, if any.

PLAN OF DISTRIBUTION

        The Securities may be sold (i) to or through underwriters or dealers purchasing as principals, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, or (iii) through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in and subject to limitations imposed by applicable Canadian securities laws, including NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. The Prospectus Supplement for any of the Securities being offered thereby will identify the person offering Securities (the Company and/or, in the case of Common Shares, the Selling Securityholders) and will set forth the method of distribution and the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to, and the portion of expenses borne by, the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

        If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

        The Securities may also be sold (i) directly by the Company and/or, in the case of Common Shares, the Selling Securityholders at such prices and upon such terms as agreed to by the Company and/or the Selling Securityholders, as applicable, and the purchaser or (ii) through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the Selling Securityholders, as applicable, to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

        The Company and/or the Selling Securityholders, as applicable, may agree to pay any underwriters used in the sale of Securities a commission for various services relating to the issue and sale of any Securities. Any such commission payable by the Company will be paid out of the general corporate funds of the Company. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the Selling Securityholders to indemnification by the Company and/or the Selling Securityholders, as applicable, against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement and other than an offering by way of sales deemed to be an "at-the-market distribution"), the underwriters, dealers or agents may, subject to any applicable securities legislation, over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time.

        In the event that the Company determines to pursue an "at-the-market" offering in Canada, the Company will amend this Prospectus, as necessary, in order to be able to conduct such an offering in accordance with NI 44-102.

SELLING SECURITYHOLDERS

        Common Shares may be sold under this Prospectus by way of secondary offering by Selling Securityholders. The Prospectus Supplement for or including any offering of Common Shares by Selling Securityholders will include the following information, to the extent required by applicable securities laws:

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  the names of the Selling Securityholders;

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  the number or amount of Common Shares owned, controlled or directed by each Selling Securityholder;

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  the number or amount of Common Shares being distributed for the account of each Selling Securityholder;

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  the number or amount of Common Shares to be owned by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Common Shares;

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  whether the Common Shares are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

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  the date or dates the Selling Securityholder acquired the Common Shares;

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  if the Selling Securityholder acquired any Common Shares in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the securityholder in the aggregate and on an average cost per security basis; and

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  if the Selling Securityholder is an associate or affiliate of another person or company named as a principal holder of voting securities in the Company's information circular, the material facts of the relationship.

RISK FACTORS

        Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factors listed below and risks described in the documents incorporated by reference in the Prospectus as supplemented by the Prospectus Supplement relating to that offering, including the Company's then-current annual information form, as well as the Company's then-current annual management's discussion and analysis and interim management's discussion and analysis, if applicable, to the extent incorporated by reference herein for the purposes of that particular offering of Securities.

No Market for the Securities.

        There is currently no trading market for any Subscription Receipts, Warrants, Debt Securities or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these Securities fails to develop or be sustained, the prices at which these Securities trade may be adversely affected. Whether or not these Securities will trade at lower prices depends on many factors, including liquidity of these Securities, prevailing interest rates and the markets for similar securities, the market price of the Company's other securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

The COVID-19 pandemic has and is expected to further negatively affect the Company's business, operations and financial performance.

        In March 2020, COVID-19 was characterized as a pandemic by the World Health Organization. Since December 2019, COVID-19 has spread globally with a high concentration of cases in certain regions in which the Company conducts its business operations and sells its product, including the United States, Canada and Mexico. The spread of COVID-19 and resulting tight government controls and travel bans implemented around the world, such as declarations of states of emergency, business closures, manufacturing restrictions and a prolonged period of travel, commercial and/or other similar restrictions and limitations, have caused disruption to global supply chains and economic activity, and the market has entered a period of significantly increased volatility. Volatility and disruptions in the supply and demand for gold, silver and other metals and minerals, global supply chains and financial markets, as well as declining trade and market sentiment and reduced mobility of people, all of which could affect commodity prices, interest rates, credit ratings, credit risk, share prices and inflation.

        To date, there have been a large number of temporary business closures, quarantines and a general reduction in consumer activity in a number of countries including Canada, the United States, Mexico and China. In March, the Government of Mexico issued a national COVID-19 related decree for the temporary suspension of all non-essential businesses in the country, including all mining operations, until the end of May 2020, which applied to the Company's Cosalá Operations. At the end of May 2020, the Government of Mexico declared mining an essential activity and mining operations were generally permitted to resume. However, there can be no assurance that a similar decree will not be issued in the future, that mining activities will continue to be deemed an essential business or that mining activities will not otherwise be suspended in the future if COVID-19 continues to persist or there is a resurgence globally or in any jurisdiction in which the Company's operations are located. In December 2020, a number of key personnel at Relief Canyon were determined to have COVID-19, and the Company instituted isolation and containment measures to prevent the spread of the virus. At Relief Canyon, the COVID-19 pandemic and associated restrictions previously limited the Company's ability to promptly troubleshoot ramp-up issues and were a factor in delaying the achievement of commercial production.

        The spread of COVID-19 has previously had, and is currently having an adverse impact on the global economy, the severity and duration of which are difficult to predict, and has adversely affected and is expected that it may have further adverse effects on our financial performance, as well as the availability of certain key personnel and our ability to successfully execute our operations and business strategies and initiatives. While the restrictions and limitations noted above may be relaxed or rolled back if and when COVID-19 abates, the actions may be reinstated as the pandemic continues to evolve and in response to actual or potential resurgences. The scope and timing of any such reinstatements are difficult to predict and may materially affect the Company's business, operations and financial condition, and the market price of its common shares or other securities offered hereunder. The risks to the Company of such public health crises also include, but are not limited to, certain impacts, restrictions and limitations on activities which may result in delays in bringing Relief Canyon to full ramp-up of operations on the expected timeline, potential for the impairment of the Company's assets or write-downs in respect of the Company's material properties, or any part thereof, as a result of prolonged delays, limitations or restrictions on activities at the Company's properties due to the COVID-19 pandemic and issues relating to its resurgence, risks to employee health and safety and their availability to conduct the Company's operations, a slowdown or temporary suspension of, or other material limitations or restrictions on, the Company's activities and operations in geographic locations impacted by an outbreak, including in Nevada, Idaho, Mexico and other jurisdictions in which the Company operates, increased costs, including those related to labour and fuel and any additional capital being required related to bringing Relief Canyon to full ramp-up of operations, the current temporary suspension of operations at the Cosalá Operations, the related recommencement of such operations, as applicable, and bringing such operations into full production, and the Company's Recapitalization Plan for the Galena Complex, regulatory changes, political or economic instabilities, civil unrest, the availability of industry experts and personnel. At this point, the full extent to which the COVID-19 pandemic will or may impact the Company remains uncertain and these factors are beyond the Company's control. See "Continuing Operations and Actual and Anticipated Impact of COVID-19".

The impact of the COVID-19 pandemic continues to create significant uncertainty in the global economy and for the Company's business, operations, and financial performance.

        The COVID-19 pandemic has significantly impacted health and economic conditions throughout the United States, Canada and globally. The global spread of COVID-19 has been, and continues to be, complex and rapidly evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities or other actions to combat its spread, such as travel restrictions and bans, social distancing, quarantine or shelter-in-place directives, limitations on the size of gatherings, closures of non-essential businesses. These restrictions have disrupted and may continue to disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, increased unemployment, closure or restricted operating conditions for businesses, volatility in the global economy, instability in the credit and financial markets, labor shortages, regulatory recommendations to provide relief for impacted consumers, and disruption in supply chains.

        The extent to which the COVID-19 pandemic impacts the Company's business, operations, and financial performance is highly uncertain and will depend on numerous evolving factors that we may not be able to accurately predict or assess, including, but not limited to, the severity, extent and duration of the pandemic or any resurgences in the future, including any economic recession resulting from the pandemic, the development of effective vaccines and treatments, and the continued governmental, business and individual actions taken in response to the pandemic. Impacts related to the COVID-19 pandemic are expected to continue to pose risks to the Company's business for the foreseeable future, may heighten many of the risks and uncertainties identified herein, and could have a material adverse impact on the Company's business, operations or financial performance in a manner that is difficult to predict.

The Company is subject to significant capital requirements and operating risks associated with its expanded operations and its expanded portfolio of growth projects.

        The Company must generate sufficient internal cash flows and/or be able to utilize available financing sources to finance its growth and sustaining capital requirements. The Company could be required to raise significant additional capital through the capital markets and/or incur significant borrowings to meet its capital requirements. These financing requirements could adversely affect the Company's ability to access the capital markets in the future to meet any external financing requirements the Company might have. If there are significant delays in terms of when any exploration, development and/or expansion projects are completed and producing on a commercial and consistent scale, and/or their capital costs were to be significantly higher than estimated, these events could have a significant adverse effect on the Company's results of operation, cash flow from operations and financial condition. The Company expects that it may require additional financing in connection with the implementation of its business and strategic plans from time to time. The exploration and development of mineral properties and the ongoing operation of mines require a substantial amount of capital and will depend on the Company's ability to obtain financing through joint ventures, debt financing, equity financing or other means. The Company may accordingly need further capital depending on exploration, development, production and operational results and market conditions, including the prices at which the Company sells its production, or in order to take advantage of further opportunities or acquisitions. The Company's financial condition, general market conditions, volatile metals markets, volatile interest rates, a claim against the Company, a significant disruption to the Company's business or operations or other factors may make it difficult to secure financing necessary for the expansion of mining activities or to take advantage of opportunities for acquisitions. Further, continuing volatility in the credit markets may affect the ability of the Company, or third parties it seeks to do business with, to access those markets. There is no assurance that the Company will be successful in obtaining required financing as and when needed on acceptable terms, if at all. If the Company raises funding by issuing additional equity securities or securities convertible, exercisable or exchangeable for equity securities, such financing may substantially dilute the interests of the shareholders of the Company and reduce the value of their investment. In addition, the Company's mining operations and processing and related infrastructure facilities are subject to risks normally encountered in the mining and metals industry. Such risks include, without limitation, environmental hazards, industrial accidents, labour disputes, changes in laws, technical difficulties or failures, late delivery of supplies or equipment, unusual or unexpected geological formations or pressures, cave-ins, pit-wall failures, rock falls, unanticipated ground, grade or water conditions, flooding, periodic or extended interruptions due to the unavailability of materials and force majeure events. Such risks could result in damage to, or destruction of, mineral properties or producing facilities, personal injury, environmental damage, delays in mining or processing, losses and possible legal liability. Any prolonged downtime or shutdowns at the Company's mining or processing operations could materially adversely affect the Company's business, results of operations, financial condition and liquidity. Additional risks and uncertainties not known to the Company or that management currently deems immaterial may also impair the Company's business, condition (financial or otherwise), results of operations, properties or prospects.

The Company's production estimates may not be achieved as mining and exploration activities and future mining operations are, and will be, subject to operational risks and hazards inherent in the mining industry.

        The Company currently has three production-level mines: Relief Canyon in Nevada, U.S.A., the Galena Complex in Idaho, U.S.A. and the Cosalá Operations in Sinaloa, Mexico. Relief Canyon was acquired by the Company in April 2019 in connection with the Pershing Gold Transaction and achieved commercial production on January 11, 2020, the Galena Complex is currently undergoing a Recapitalization Plan that commenced in October 2019 and Cosalá Operations are not currently in operations due to an illegal blockade at the site. No assurance can be given that the intended or expected production estimates will be achieved by the Company's operating mines or in respect of any future mining operations in which the Company owns or may acquire interests. Failure to meet such production estimates could have a material effect on the Company's future cash flows, financial performance and financial position. Production estimates are dependent on, among other things, the accuracy of mineral reserve estimates, the accuracy of assumptions regarding ore grades and recovery rates, ground conditions and physical characteristics of ores, such as hardness and the presence or absence of particular metallurgical characteristics and the accuracy of estimated rates and costs of mining and processing. Actual production may vary from its estimates for a variety of other reasons, including:

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  actual ore mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics;

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  short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades from those planned;

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  mine failures, slope and underground rock failures or equipment failures;

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  industrial accidents;

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  natural phenomena such as inclement weather conditions, floods, droughts, rockslides and earthquakes;

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  issues relating to the COVID-19 pandemic or other pandemics or national or global health crises;

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  encountering unusual or unexpected geological conditions;

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  changes in power costs and potential power shortages;

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  shortages of principal supplies needed for operation, including explosives, fuels, chemical reagents, water, equipment parts and lubricants;

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  labour shortages or strikes;

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  acts of terrorism, civil disobedience and protests; and

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  restrictions or regulations imposed by government agencies or other changes in the regulatory environments.

        Such occurrences could result in damage to mineral properties, interruptions in production, injury or death to persons, damage to property, monetary losses and legal liabilities. These factors may cause a mineral deposit that has been mined profitably in the past to become unprofitable, forcing production to cease. Each of these factors also applies to sites not yet in production and to operations that are to be expanded. It is not unusual in new mining operations to experience unexpected problems during the start-up or ramp-up phases to full production and operations. Depending on the price of gold, silver or other metals, it may be determined to be impractical to commence or, if commenced, to continue commercial production at a particular site.

        The Company recently achieved commercial production at Relief Canyon; however, it is still in the operational ramp-up phase leading up to full production capacity, which is expected to occur in mid-May 2021. There can be no assurance that significant costs will not be required in the near future in order to achieve full production capacity or that the Company will be profitable or realize net cash flows in the future, or that if it is profitable or realizes net cash flows, that it will continue to do so in the future. The Company's operating expenses and capital expenditures may increase in subsequent years as costs increase for the personnel, contract mining, consumables, equipment and consultants associated with advancing its exploration, development and production activities.

        In addition, there can be no assurance that the Company's estimates and expectations regarding the number of ounces of gold stacked on the leach pad or regarding the ultimate recoverability and monetization of such ounces will prove to be correct in the near term or at all.

Risks Associated with Outstanding Debt.

        The Company's ability to make scheduled payments of interest and principal on its outstanding indebtedness or refinance its debt obligations depends on its financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond its control. There can be no assurance that the Company will generate sufficient cash flow from operating activities to make its scheduled repayments of principal, interest, and any applicable premiums. The Company may be forced to pursue strategic alternatives such as reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance its indebtedness. No assurances can be made that the Company would be able to take any of these actions, that these actions would be successful, or that these actions would be permitted under the terms of existing or future debt agreements. If the Company cannot make scheduled payments on its debt, or comply with its covenants, it will be in default of such indebtedness and, as a result (i) holders of such debt could declare all outstanding principal and interest to be due and payable, and (ii) the lenders under the credit facilities could terminate their commitments to lend the Company money.

Proposed Changes to Tax Legislation Applicable to the Company's Properties.

        Recently, the Nevada Legislature during its 32nd Special Session passed joint resolutions AJR 1, AJR 2 and SJR 1 (the "Proposed Resolutions") regarding the taxation of mines and minerals in Nevada, where the Company's Relief Canyon project is located. Two of the Proposed Resolutions, AJR 1 and SJR 1, seek to repeal the current net proceeds of minerals tax and replace it with a tax of 7.75% applicable to the gross proceeds of mines and minerals. The third Proposed Resolution, AJR 2, would amend the current net proceeds of minerals tax rate cap of 5% and increase the tax rate cap to 12%. Any of the Proposed Resolutions would require an amendment to the Nevada Constitution, and under Section 1 of Article 16 of the Nevada Constitution, a majority of both the Nevada Assembly and Nevada Senate must pass any proposed amendments, which occurred in respect of the Proposed Resolutions during the 32nd Special Session. The Proposed Resolutions will now be submitted for a second vote by the Nevada Legislature during its next legislative session, which is currently scheduled to begin on February 1, 2021. Any form of the Proposed Resolutions that is passed during the next Nevada legislative session will then be submitted to the people of Nevada for a vote to ratify such form of Proposed Resolutions during the immediately subsequent general election, which would be held in late 2022.

        Similar legislative amendments were previously proposed in Nevada in 2014, but were ultimately not adopted or enacted. The Company and its advisors are evaluating these recent Proposed Resolutions and their potential impact on the Company and its operations, including the Relief Canyon property. There can be no guarantee that the Proposed Resolutions will be adopted or enacted as proposed or at all, and as such the definitive impact on the Company of such changes in tax legislation remains uncertain at this time.

        The ratification of any of the Proposed Resolutions in their current form would result in an increase to the cost of mining in the State of Nevada. These Proposed Resolutions and other changes to legislation and regulation in the United States, as well as similar changes in other jurisdictions may indicate an increasing risk for companies operating in the mining industry to be subject to increasing taxes. If the Proposed Resolutions are enacted, the Company's activities, cash flows, and financial results may be adversely impacted by these and other changes.

The Company Has a History of Negative Operating Cash Flow and May Continue To Experience Negative Operating Cash Flow.

        The Company has a recently experienced negative operating cash flow and may continue to experience negative operating cash flow. The Company had negative operating cash flow for recent past financial reporting periods. Such negative operating cash flows can be common for companies in the exploration and/or development stages in respect of material mineral properties, as is the case for the Company and its development of Relief Canyon to the achievement of commercial production and in light of the ongoing shutdown of operations at its Cosalá Operations due to the illegal blockade. With commercial production having been declared at Relief Canyon the Company anticipates that it will soon generate positive net cash flow on a consolidated basis. However, to the extent that the Company has negative operating cash flow in future periods, the Company may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available if or when needed or that these financings will be on terms favourable to the Company if at all, or that the Company's expectations regarding net cash flow in future period will prove to be accurate.

The Company's Working Capital Requirements May Be Higher than Anticipated and/or Its Revenue May Be Lower than Anticipated Over Relevant Periods.

        The Company's current available financial resources and the anticipated cash flow from Relief Canyon, are expected to provide sufficient financial resources to fund the Company's planned operations and cash requirements for at least 12 months following the date of this Prospectus. However, there is a risk that working capital requirements over that time period will be greater than anticipated, or that revenues may be lower than anticipated.

        The Company's revenues over the 12 months from the date of this Prospectus may be lower than anticipated. Relief Canyon achieved commercial production in early January 2021 and is currently ramping up to full production in mid-May 2021. The Company's actual production at Relief Canyon, the price realized on sales of gold, and revenues from such sales, may be lower than anticipated. Moreover, the Company's ability to generate sales and realize revenues is dependent on the Company achieving its production goals, including doing so on its expected timelines.

        Working capital requirements over the next 12 months may also be greater than the Company currently anticipates for a variety of reasons, including, but not limited to, the following: delays in achieving full production Relief Canyon; the costs to achieve full production at Relief Canyon and/or to maintain production at expected levels, or operating costs at Relief Canyon may be higher than expected; unanticipated capital requirements at the Galena Complex; costs relating to maintaining the Cosalá Operations on care and maintenance may be higher than anticipated; the Company may make a decision to re-open the Cosalá Operations and resume mining activities at the mine, and costs relating to such re-opening and resumption of mining activities may be higher than the care and maintenance costs would have been; unanticipated increases in contract mining, production costs or other operating expenses; labour disputes; and catastrophic events such as weather events or public health crises, or a resurgence or worsening of the COVID-19 pandemic and the related health and safety measures that may be instituted, particularly in the jurisdictions in which the Company operates. Many of these factors, including the ongoing impact of COVID-19, are not within the Company's control.

        The Company expects to achieve net cash flow over the 12 months following the date of this Prospectus, and this expectation is reliant on revenues, production results, metals prices and working capital requirements being in line with current expectations. The Company's expectations regarding net cash flow are dependent on a number of assumptions and estimates, some of which are not in the Company's control. See "Caution Regarding Forward-Looking Information and Statements" and "Description of the Business—Management 12-month Cash Flow Forecast".

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder, including whether the payment of dividends will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement, certain legal matters in connection with offered Securities will be passed upon by Blake, Cassels & Graydon LLP with respect to matters of Canadian law on behalf of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditor of the Company is PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, of Toronto, Ontario located at 18 York Street, Suite 2600, Toronto, ON M5J 0B2.

        The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. located at its offices in Toronto, Ontario.

INTEREST OF EXPERTS

        PricewaterhouseCoopers LLP, as auditors of the Company, have advised that it is independent with respect to the Company within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and in accordance with Public Company Accounting Oversight Board Rule 3520, Auditor Independence. Certain of the scientific and technical information relating to the Company's mineral projects in the documents incorporated by reference herein has been derived from technical reports prepared by the experts named below and has been included in reliance on such person's expertise. Copies of the technical reports can be accessed online on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

        Daren Dell, P.Eng., Shawn Wilson, P.Eng., Neil de Bruin, P.Geo., and James Stonehouse, SME (RM), have acted as qualified persons in connection with the technical report entitled "Technical Report on the San Rafael Mine and the EC120 Preliminary Feasibility Study" dated May 17, 2019 and prepared in accordance with NI 43-101 and have reviewed and approved the information related to the San Rafael Mine and the EC120 project contained or incorporated by reference in this Prospectus.

        Jim Atkinson, P.Geo., Daren Dell, P.Eng, and Dan Hussey, C.P.G. have acted as qualified persons in connection with the technical report entitled "Technical Report, Galena Complex, Shoshone County, Idaho, USA" dated December 23, 2016 and prepared in accordance with NI 43-101 (the "Galena Technical Report") and have reviewed and approved the information related to the Galena Complex contained or incorporated by reference in this Prospectus.

        Paul Tietz of Mine Development Associates ("MDA") has acted as a qualified person in connection with the technical report entitled "Technical Report and Estimated Resources for the San Felipe Project, Sonora, Mexico" dated May 3, 2018 and prepared in accordance with NI 43-101 and has reviewed and approved the information related to the San Felipe project contained or incorporated by reference in this Prospectus.

        All other scientific and technical information in this Prospectus and relating to mineral projects or properties material to Americas Gold and Silver, including information about the El Cajón and Zone 120 project, the Galena Complex and the San Felipe project given after the date of the applicable technical report, has been reviewed and approved by Daren Dell, P.Eng, the Chief Operating Officer of the Corporation, who is a qualified person under NI 43-101.

        Paul Tietz, P.Geo. and Neil B. Prenn, P.Eng of MDA Carl E. Defilippi, R.M SME. of Kappes, Cassiday and Associates and Mark Jorgensen, Q.P. of Jorgensen Engineering and Technical Services have acted as qualified persons in connection with the technical report entitled "Technical Report and Feasibility Study for the Relief Canyon Project, Pershing County, Nevada, U.S.A." dated July 6, 2018 and prepared in accordance with NI 43-10 and have reviewed and approved the information related to the Relief Canyon Project contained or incorporated by reference in this Prospectus.

        Each of the aforementioned firms or persons held less than one percent of any class of the Company's securities or of any of the Company's associates or affiliates when they prepared the technical reports referred to above or following the preparation of such technical reports. None of the aforementioned firms or persons received any direct or indirect interest in any of our securities or property or of any of our associates or affiliates in connection with the preparation of such technical reports.

        None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any of its associates or affiliates, other than Jim Atkinson, P.Geo., Dan Hussey, C.P.G., and James Stonehouse, SME (RM), each of whom was employed by the Company at the time of preparation of the applicable technical report, and Daren Dell, P.Eng., Shawn Wilson, P.Eng., and Neil de Bruin, P.Geo., each of whom was at the time of was at the time of preparation of the applicable technical report(s) and remains as of the date of this Prospectus employed by the Company or one of its subsidiaries.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

        We are a Canadian company. Some of our directors and executive officers live outside the United States. Some of the assets of our directors and executive officers and some of our assets are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in United States courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under United States federal securities laws in original actions and/or enforce claims for punitive damages. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

        The Company filed with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, with an address at 1015 15th Street, NW, Suite 1000, Washington, District of Columbia 20005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the registration statement on Form F-10.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the registration statement on Form F-10 relating to the Securities, of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of PricewaterhouseCoopers LLP; (3) powers of attorney from certain of the Company's directors and officers; (4) the consents of the "qualified persons" referred to in this Prospectus under "Interest of Experts"; and (5) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the United States Securities Exchange Act of 1934, as amended.

WHERE TO FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

        We file annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar regulatory authority in each of the provinces of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. You may read and download any public document that we have filed with securities commissions or similar regulatory authorities in Canada on SEDAR at www.sedar.com. You may read and download some of the documents that we have filed with the SEC on EDGAR at www.sec.gov/edgar.shtml.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

        Under the Canada Business Corporation Act (the "CBCA"), the Registrant may indemnify a present or former director or officer or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty and (ii) had reasonable grounds for believing that the individual's conduct was lawful. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions (i) and (ii) set out above. the Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above. The indemnification and any advance of moneys by the Registrant may be made in connection with a derivative action only with court approval.

        The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any director, officer or certain other persons, as the board of directors of the Registrant may from time to time determine.

        The Registrant has policies in force and effect that insure its directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

* * *

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

 EXHIBIT INDEX

Exhibit Number	Description
4.1	The annual information form of the Registrant dated March 9, 2020 for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 40-F, filed with the Commission on March 10, 2020)
4.2
The Registrant's audited consolidated financial statements as at and for the years ended December 31, 2019 and 2018 and the reports of the auditor thereon (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 40-F, filed with the Commission on March 10, 2020)
4.3
The management's discussion and analysis of the Registrant for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.3 to the Registrant's Form 40-F, filed with the Commission on March 10, 2020)
4.4
The Registrant's condensed interim consolidated financial statements for the three and nine months ended September 30, 2020 and 2019 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on November 13, 2020)
4.5
The management's discussion and analysis of the Registrant for the three and six months ended June 30, 2020 (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 6-K, filed with the Commission on November 13, 2020)
4.6
The management information circular of the Registrant dated April 3, 2020 with respect to the annual meeting of shareholders of the Registrant held on May 14, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on April 7, 2020)
4.7	The material change report of the Registrant dated May 7, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on August 4, 2020)
4.8	The material change report of the Registrant dated August 21, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on January 29, 2021)
4.9	The material change report of the Registrant dated January 19, 2021 (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 6-K, filed with the Commission on January 29, 2021)
5.1	Consent of PricewaterhouseCoopers LLP
5.2	Consent of Daren Dell*
5.3	Consent of Shawn Wilson*
5.4	Consent of Neil de Bruin*
5.5	Consent of James Stonehouse*
5.6	Consent of Jim Atkinson*
5.7	Consent of Dan Hussey*
5.8	Consent of Paul Tietz*
5.9	Consent of Neil B. Prenn*
5.10	Consent of Carl E. Defilippi*
5.11	Consent of Mark Jorgensen
5.12	Consent of Jorgensen Engineering and Technical Services
5.13	Consent of Kappes, Cassiday and Associates*
5.14	Consent of Mine Development Associates*
6.1	Powers of Attorney (included on the signature page of the F-10 Registration Statement filed with the Commission on August 5, 2020)*
7.1	Form of Indenture*

*
Previously filed.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement on Form F-10.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada on January 29, 2021.

AMERICAS GOLD AND SILVER CORPORATION
By:	/s/ DARREN BLASUTTI
	Name:	Darren Blasutti
	Title:	President & Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ DARREN BLASUTTI Darren Blasutti	President, Chief Executive Officer and Director	January 29, 2021
* Warren Varga	Chief Financial Officer	January 29, 2021
* Alex Davidson	Director	January 29, 2021
* Alan Edwards	Director	January 29, 2021
* Bradley R. Kipp	Director	January 29, 2021
* Gordon Pridham	Director	January 29, 2021
* Manuel Rivera	Director	January 29, 2021
* Lorie Waisberg	Director	January 29, 2021

*By:	/s/ DARREN BLASUTTI
Name: Darren Blasutti Title: Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on January 29, 2021.

PUGLISI & ASSOCIATES
/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director